EX-23.1 OTHERDOC

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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Board of Directors
Jacobson Resonance Enterprises, Inc.
Boynton Beach, Florida 33437

We hereby consent to the inclusion in the Prospectus constituting part of the
Registration Statement on Form SB-2 of our report dated February 28, 2001, related to the financial statements of Jacobson Resonance Enterprises, Inc. as of December 31, 2000 and the related statements of operations, stockholders'
equity (deficiency), and cash flows for each of the two years in the period then ended. We also consent to the reference to our firm under the caption "Experts"
in such Prospectus.

February 1, 2002

/s/ Goldstein Golub Kessler LLP
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Goldstein Golub Kessler
Certified Public Accountants
New York, New York